Exhibit 10.1

OXFORD INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

(As amended and restated effective September 1, 2010)

i

ii

Section 10.12.	Amendment and Termination	13
Section 10.13.	Pre-2005 Oxford Plan	13
(a)	Pre-2005 Deferrals	13
(b)	Post-2004 and Pre-2006 Deferrals	14
Section 10.14.	Tommy Bahama Plan	14
(a)	Pre-2005 Deferrals	14
(b)	Post-2004 and Pre-2006 Deferrals	14
Section 10.15.	Special Transition Bonus Election	14

EXHIBIT A		A-1

EXHIBIT B		B-1

EXHIBIT C		C-1

EXHIBIT D		D-1

iii

OXFORD INDUSTRIES, INC.

DEFERRED COMPENSATION PLAN

(As amended and restated effective September 1, 2010)

The primary purpose of this Plan is to assist Oxford Industries, Inc. (“Oxford”) and its subsidiaries in attracting and retaining employees and directors of exceptional ability by (a) allowing a select group of management or highly-compensated employees of Oxford and certain of its subsidiaries, and nonemployee members of Oxford’s Board of Directors, to defer the payment of a portion of their compensation that otherwise would become payable to them, and (b) providing for discretionary contributions and matching contributions for Eligible Employees based on compensation that exceeds the compensation that may be taken into account under the Oxford Industries, Inc. Retirement Savings Plan or as a result of the dollar limitation applicable to the 401(k) Plan under Section 401(a)(17) of the Code.  This Plan is an amendment and restatement of the Oxford Industries, Inc. Deferred Compensation Plan (as amended and restated effective January 1, 2008, and as subsequently amended).  The terms of the Plan supersede those of the Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan adopted effective January 1, 2001, and the Viewpoint International, Inc. Nonqualified Deferred Compensation Plan adopted effective July 20, 2001, except with respect to amounts deferred prior to January 1, 2006, as provided in Sections 10.13 and 10.14.

ARTICLE I

DEFINITIONS

Section 1.1.                                           Account — means the bookkeeping account maintained by or at the direction of the Committee to show as of any date the benefit of each Eligible Participant.  Separate subaccounts may be established and maintained as part of an Eligible Participant’s Account as the Committee deems necessary or appropriate to administer this Plan.

Section 1.2.                                           Beneficiary — means the person or persons designated as such in accordance with Section 7.4.

Section 1.3.                                           Board — means the Board of Directors of Oxford.

Section 1.4.                                           Code — means the Internal Revenue Code of 1986, as amended, and rules and regulations promulgated thereunder, and any successor thereto.

Section 1.5.                                           Committee — means the committee appointed by the Board to administer the Plan.

Section 1.6.                                           Company — means Oxford and each subsidiary of Oxford that is designated by the Board as a participating company under this Plan.

Section 1.7.                                           Compensation — means, for any Plan Year, “compensation” as defined in the 401(k) Plan for purposes of determining the amount of pre-tax contributions and matching contributions under such plan, without regard to any limitations on compensation imposed under Section 401(a)(17) of the Code, plus any deferrals made under this Plan for such Plan Year.

Section 1.8.                                           Director — means any individual who is a member of the Board and who is not an Employee.

Section 1.9.                                           Discretionary Contribution — means the amount, if any, credited to an Eligible Employee’s Account in accordance with Article IV.

Section 1.10.                                     Election Period — means an annual enrollment period described in Section 2.2(a), (b)(2), (c) and (d); a 30-day (or shorter) enrollment period described in Section 2.1(a) and (b); or a Performance-based Election Period described in Section 2.2(b)(1).

Section 1.11.                             Eligible Compensation — means all amounts that may be eligible for deferral under this Plan.  More specifically, (i) with respect to an Eligible Employee, “Eligible Compensation” means the Eligible Employee’s base salary, bonus and, if authorized by the Committee for a Plan Year, commissions; and (ii) with respect to a Director, “Eligible Compensation” means cash compensation payable to the Director for service on the Board and committees thereof as cash retainers (excluding any such amount payable in the form of Oxford stock pursuant to an election by a Director made before the deadline for making a deferral election under this Plan) and meeting fees.  Additionally, with respect to an Eligible Employee, Eligible Compensation payable after the last day of the Plan Year for services performed during the final payroll period described in Section 3401(b) of the Code containing the last day of the Plan Year shall be treated for purposes of this Plan as Eligible Compensation for services performed in the Plan Year during which such amount is paid.  With respect to a Director, Eligible Compensation payable before the last day of the Plan Year for services performed during the final quarterly compensation period (under Oxford’s compensation practices for Directors) containing the last day of the Plan Year shall be treated for purposes of this Plan as Eligible Compensation for services performed in the Plan Year during which such amount is paid.

Section 1.12.                                     Eligible Employee — means, for each Plan Year, any Employee of a Company who was an Eligible Employee on December 31, 2009, and any other Employee of a Company whose gross annual rate of base salary is $150,000 or more.  The Committee in its discretion may adjust the foregoing salary threshold for Plan Years subsequent to Plan Year 2010; provided, however, that unless otherwise determined by the Committee, an increase in the salary threshold shall not apply to an Employee who commenced participation in the Plan prior to the Plan Year in which such increase is effective.

Section 1.13.                                         Eligible Participant — means each Director and Eligible Employee.

Section 1.14.                                     Employee — means an employee of Oxford or any subsidiary of Oxford.

Section 1.15.                                     ERISA — means the Employee Retirement Income Security Act of 1974, as amended.

Section 1.16.                                     Excess Compensation — means the excess of an Eligible Employee’s Compensation for a Plan Year over the Eligible Employee’s “compensation” as defined in the 401(k) Plan for purposes of determining the amount of pre-tax contributions and matching contributions under such plan for such Plan Year.

Section 1.17.                                     401(k) Plan — means the Oxford Industries, Inc. Retirement Savings Plan, as amended and as in effect from time to time, or any other successor defined contribution maintained by Oxford or another Company that qualifies under Section 401(a) of the Code and satisfies the requirements of Section 401(k) of the Code.

Section 1.18.                                     Matching Contribution — means the amount credited to an Eligible Employee’s Account in accordance with Article III.

Section 1.19.                                     Maximum Deferral Percentage — means, with respect to an Eligible Participant for each Plan Year, the maximum percentage of the Eligible Participant’s Eligible Compensation that can be deferred under the Plan, which (i) with respect to an Eligible Employee, shall be 50% of his or her base salary, 100% of his or her bonus and, if authorized by the Committee for a Plan Year, 50% of his or her commissions, unless otherwise determined by the Committee prior to the beginning of such Plan Year; provided, however, that no deferral election may reduce an Eligible Employee’s compensation below an amount necessary to satisfy applicable employment and income tax withholding requirements; and (ii) with respect to a Director, shall be 100% of his or her cash retainer and 100% of his or her meeting fees for each Plan Year, unless otherwise determined by the Committee prior to the beginning of such Plan Year.

Section 1.20.                                     Minimum Deferral Amount — means, for each Plan Year, an amount equal to 1% of an Eligible Employee’s base salary, unless otherwise determined by the Committee prior to the beginning of such Plan Year.

Section 1.21.                                     Oxford — means Oxford Industries, Inc. and any successor to Oxford Industries, Inc.

Section 1.22.                                     Plan — means this Oxford Industries, Inc. Deferred Compensation Plan, as amended and restated effective September 1, 2010, as it may be amended in accordance with the terms hereof from time to time.

Section 1.23.                                     Plan Year — means the calendar year.

Section 1.24.                                     Pre-2005 Oxford Plan — means the Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan adopted effective January 1, 2001, as thereafter amended, as such amended plan was in effect on October 3, 2004.

Section 1.25.                                     Retirement Age — means, with respect to an Eligible Employee, age 55 and 5 Years of Service; each Director shall at all times be deemed to have attained Retirement Age for purposes of this Plan.

Section 1.26.                                     Separates from Service or Separation from Service — means the termination of employment with Oxford and its subsidiaries or cessation of Board service, as the case may be, in such a manner as to constitute a “separation from service” (other than death) within the meaning of Section 409A of the Code.

As a general overview of Code Section 409A’s definition of “separation from service”, an Eligible Participant separates from service if an Eligible Employee has a termination of employment or a Director ceases to perform services (in either case, other than for death) with Oxford and all members of the controlled group, determined in accordance with the following:

(a)                                  Leaves of Absence.  For Eligible Employees, the employment relationship is treated as continuing intact while the Eligible Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed 6 months, or, if longer, so long as the Eligible Employee retains a right to reemployment with the Company or a member of the controlled group under an applicable statute or by contract.  A leave of absence constitutes a bona fide leave of absence only while there is a reasonable expectation that the Eligible Employee will return to perform services for Oxford or a member of the controlled group.  If the period of leave exceeds 6 months and the Eligible Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such 6-month period.

(b)                                 Status Change.  Generally, if an Eligible Employee performs services both as an Employee and an independent contractor, the Eligible Employee must separate from service both as an

Employee and as an independent contractor pursuant to standards set forth in Treasury Regulations to be treated as having a separation from service.  However, if an Eligible Employee provides services as an Employee and as a member of the Board, the services provided as a Director are not taken into account in determining whether the Eligible Employee has a separation from service as an Employee for purposes of this Plan.

(c)                                  Termination of Employment.  Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Company, all members of the controlled group and the Eligible Employee reasonably anticipate that (1) no further services will be performed after a certain date, or (2) the level of bona fide services the Eligible Employee will perform after such date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to Oxford and all members of the controlled group if the Eligible Employee has been providing services to Oxford and all members of the controlled group for less than 36 months).  Facts and circumstances to be considered in making this determination include, but are not limited to, whether the Eligible Employee continues to be treated as an Employee for other purposes (such as continuation of salary and participation in employee benefit programs), whether similarly-situated service providers have been treated consistently, and whether the Eligible Employee is permitted, and realistically available, to perform services for other service recipients in the same line of business.  For periods during which an Eligible Employee is on a paid bona fide leave of absence and has not otherwise terminated employment as described in subsection (a) above, for purposes of this subsection, the Eligible Employee is treated as providing bona fide services at a level equal to the level of services that the Eligible Employee would have been required to perform to receive the compensation paid with respect to such leave of absence.  Periods during which an Eligible Employee is on an unpaid bona fide leave of absence and has not otherwise terminated employment are disregarded for purposes of this subsection (including for purposes of determining the applicable 36-month (or shorter) period).

(d)                                 Separation of Director.  For Directors, whether a separation from service has occurred is determined based on whether the facts and circumstances indicate that Oxford and the Director reasonably anticipate that the Director has ceased to perform services under circumstances constituting a good faith and complete termination of the relationship (and only if Oxford does not anticipate a renewal of the relationship or the Director becoming an Employee).  If a Director also provides additional services as an independent contractor, the Director will not be considered to have a separation from service for purposes of Section 409A until he or she has separated from service both as a Director and as an independent contractor.

(e)                                  Controlled Group.  For purposes of this Section 1.25, “controlled group” means any other entity that would be required to be aggregated with Oxford under Code Sections 414(b) or (c), determined, however, by using “at least 50 percent” instead of “at least 80 percent” in applying Code Section 414(b) or (c).

Section 1.27.                                     Tommy Bahama Plan — means the Viewpoint International, Inc. Nonqualified Deferred Compensation Plan adopted effective July 20, 2001 as thereafter amended, as such amended plan was in effect on October 3, 2004.

Section 1.28.                                     Years of Service — means “years of service” as defined in the 401(k) Plan.

ARTICLE II

PARTICIPATION AND DEFERRAL ELECTIONS

Section 2.1.                                           Start-Up Deferral Elections.  Each person who first qualifies as an Eligible Participant after the beginning of a Plan Year but before the annual enrollment period for the next following Plan Year, or after the beginning of a performance period, and who is treated as first becoming eligible to participate in the Plan or any “account balance” plan aggregated with the Plan under the plan aggregation rules of Section 409A of the Code, shall be eligible to elect to participate in this Plan during the 30-day period (or a shorter period specified by the Committee) starting on the date he or she first qualifies as an Eligible Participant.  All such elections shall be made in conformance with the rules under Section 409A of the Code for determining whether such an Eligible Participant may be treated as first becoming eligible.

(a)                                  Eligible Employees.  Each such Eligible Employee may elect prior to the end of such 30-day (or shorter) period to defer from his or her Eligible Compensation up to the Maximum Deferral Percentage (in whole percentage increments) of his or her base salary and bonus, and (if authorized by the Committee) commissions, for services performed after the date the Eligible Employee’s deferral election is made and becomes effective.  Any such election shall be irrevocable at the end of such 30-day (or shorter) period and through the end of the Plan Year or performance period for which it is made (except as provided in Section 2.5).  Any such deferral of salary, or of commissions if applicable, shall be effective beginning with the paycheck for the first regular payroll period beginning after the deferral election is made and becomes effective.  The amount of any bonus deferred with respect to an election made after the beginning of a performance period will be prorated in accordance with Section 409A of the Code.

(b)                                 Directors.  Each such Director may elect prior to the end of such 30-day (or shorter) period to defer from his or her Eligible Compensation up to the Maximum Deferral Percentage (in whole percentage increments) of his or her cash retainer and meeting fees for services performed thereafter.  Such deferral elections shall first relate to (i) a Director’s cash retainer for the 3-month period for which quarterly payments of Director compensation are made that begins after the date the Director’s deferral election is made and becomes effective, and (ii) a Director’s meeting fees for all meetings of the Board (or a committee thereof) that are held after the date the Director’s deferral election is made and becomes effective.  Each Director on September 1, 2010, may elect to participate in the Plan for the remainder of the 2010 Plan Year on or prior to September 13, 2010.  In any case, any such election shall be irrevocable at the end of such 30-day (or shorter) period and through the end of the Plan Year for which it is made (except as provided in Section 2.5).

Section 2.2.                                           Annual Deferral Elections.

(a)                                  Salary.  An Eligible Employee shall have the right during the enrollment period established by the Committee to defer up to the Maximum Deferral Percentage (in whole percentage increments) of his or her base salary for services performed in the following Plan Year.  Any such election that is not revoked by December 31 following (or coinciding with) the end of the enrollment period shall become irrevocable (at the end of the day) on such December 31 and shall remain irrevocable through the end of the Plan Year for which it is made (except as provided in Section 2.5).

(b)                                 Bonuses.

(1)                                  Performance-Based Compensation Bonus.  An Eligible Employee may elect during the annual enrollment period or any other election period described in clause (iii) below to defer up to the Maximum Deferral Percentage (in whole percentage increments) of a “performance-based compensation” bonus earned for services performed during such performance period; provided that (i) such bonus constitutes “performance-based compensation” within the meaning of Section 409A of the Code, (ii) the performance period is at least 12 months, (iii) the election period ends at least 6 months before the end of the performance period (the “Performance-based Election Period”), (iv) the Eligible Employee has been an Employee continuously from the date upon which the performance criteria were established through the date of such election, and (v) at the time of the election, the performance-based compensation is not substantially certain to be paid or is not readily ascertainable.  Any such election that is not revoked by the end of the applicable enrollment period described above shall be irrevocable immediately following such enrollment period and shall remain irrevocable through the end of the performance period (except as provided in Section 2.5).

(2)                                  Other Bonuses.  If a bonus is not intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 409A of the Code, then an Eligible Employee may elect during an annual enrollment period established by the Committee to defer up to the Maximum Deferral Percentage (in whole percentage increments) of such bonus that otherwise would be payable to such Eligible Employee for services performed during the performance period that begins in the following Plan Year.  Any such election that is not revoked by December 31 following (or coinciding with) the end of the enrollment period shall become irrevocable (at the end of the day) on such December 31 and shall remain irrevocable through the end of such performance period (except as provided in Section 2.5).

(c)                                  Commissions.  If the Committee in its discretion determines to allow deferrals to be made with respect to commissions for any Plan Year, an Eligible Employee may elect during the annual enrollment period established by the Committee preceding such Plan Year to defer up to the Maximum Deferral Percentage (in whole percentage increments) of his or her commissions that are treated under Section 409A of the Code as attributable to services performed by him or her during such Plan Year.  Any such election that is not revoked by December 31 following (or coinciding with) the end of the enrollment period shall become irrevocable (at the end of the day) on such December 31 and shall remain irrevocable through the end of such performance period (except as provided in Section 2.5).

(d)                                 Directors’ Deferrals.

(1)                                  Cash Retainers.  A Director shall have the right during the enrollment period established by the Committee to defer up to the Maximum Deferral Percentage (in whole percentage increments) of his or her cash retainers for services in the following Plan Year.  Such deferral elections shall relate to a Director’s cash retainers that would, absent such deferral, have been paid during such Plan Year (e.g., quarterly payments of cash retainers that are regularly paid at the end of March, June, September and December of each Plan Year under Oxford’s compensation practices for Directors, or otherwise as in effect from time to time).  Any such election that is not revoked by December 31 following (or coinciding with) the end of the enrollment period shall become irrevocable (at the end of the day) on such December 31 and shall remain irrevocable through the end of the Plan Year for which it is made (except as provided in Section 2.5).

(2)                                  Meeting Fees.  A Director shall have the right during the enrollment period established by the Committee to defer up to the Maximum Deferral Percentage (in whole percentage increments) of his or her meeting fees for services in the following Plan Year.  Such deferral elections shall relate to a Director’s meeting fees that would, absent such deferral, have been paid during such Plan Year (e.g., payments of meeting fees that are regularly made in connection with each meeting of the Board or a committee thereof in accordance with Oxford’s compensation practices for Directors, or otherwise as in effect from time to time).  Any such election that is not revoked by December 31 following (or coinciding with) the end of the enrollment period shall become irrevocable (at the end of the day) on such December 31 and shall remain irrevocable through the end of the Plan Year for which it is made (except as provided in Section 2.5).

Section 2.3.                                           Minimum Deferral Amount.  An Eligible Employee’s deferral elections for a Plan Year must provide for a deferral at least equal to the Minimum Deferral Amount for the Eligible Employee for that Plan Year (prorated for a start-up election pursuant to Section 2.1 or upon Separation from Service during a Plan Year).

Section 2.4.                                           Ongoing Election.  A deferral election made in accordance with Sections 2.1 or 2.2 shall remain in effect for a subsequent Plan Year (or subsequent performance period in the case of a “performance-based compensation” deferral) unless revised or revoked during the enrollment period for such Plan Year or performance period, unless the Committee requires a new election.

Section 2.5.                                           Effect of Hardship Withdrawal.  An Eligible Participant who has taken a hardship withdrawal pursuant to Section 7.2(d), or has taken a hardship withdrawal pursuant to the 401(k) Plan, shall have his or her deferral election under this Plan automatically cancelled effective immediately upon such withdrawal and for the remainder of the Plan Year and performance period, or for the remainder of the Plan Year and any subsequent Plan Year and performance period in which deferrals under the 401(k) Plan are suspended.  Such Eligible Participant may recommence participation in the Plan only during an annual enrollment period or a Performance-based Election Period and his or her election shall not become effective until the beginning of the following Plan Year or, with respect to the deferral of “performance-based compensation,” the applicable performance period.

Section 2.6.                                           Form of Elections.  Any deferral election shall be made in the form and manner provided by the Committee for this purpose and in accordance with such other rules and procedures as may be established from time to time by the Committee.

ARTICLE III

MATCHING CONTRIBUTIONS

Unless otherwise determined by the Committee, Oxford shall credit the Account of each Eligible Employee who elects to defer the Minimum Deferral Amount for a Plan Year with a Matching Contribution equal to 2% of his or her Excess Compensation for such Plan Year.  (Matching Contributions do not apply with respect to Directors).

ARTICLE IV

DISCRETIONARY CONTRIBUTIONS

The Committee may credit each Eligible Employee’s Account with a Discretionary Contribution, if any, at such times and in such amounts as recommended by the Committee and approved by the Nominating, Compensation & Governance Committee of the Board, or the Board, in its sole discretion.  (Discretionary Contributions do not apply with respect to Directors).

ARTICLE V

ACCOUNT ADJUSTMENTS

Section 5.1.                                           General.  An Eligible Participant’s benefit under this Plan shall be based entirely on the dollar value credited to his or her Account at any time, which will depend upon the amount deferred under Article II, any Matching Contributions credited under Article III, any Discretionary Contributions credited under Article IV, and the phantom investment adjustments made in accordance with this Article V.

Section 5.2.                                           Deferrals.  Amounts deferred by an Eligible Participant shall be credited to his or to her Account as soon as practicable after the date that such Eligible Compensation otherwise would have been payable to the Eligible Participant if no election had been made under Article II.

Section 5.3.                                           Matching and Discretionary Contributions.  The Matching Contribution and Discretionary Contribution, if any, shall be credited to an Eligible Employee’s Account as of the end of the calendar year, or at such time as otherwise may be determined by the Committee in its absolute discretion.

Section 5.4.                                           Phantom Investments.  The Committee from time to time shall select one or more investment funds that will serve as hypothetical investment options for the deferrals, Matching Contributions and Discretionary Contributions credited to an Account (“phantom investment funds”).  The Committee may establish limits on the portion of an Account that may be invested hypothetically in any phantom investment fund or in any combination of phantom investment funds.

Section 5.5.                                           Phantom Investment Election.  Each Eligible Participant shall elect pursuant to procedures established by the Committee to treat the amounts credited to his or her Account as if they were invested in one or more phantom investment funds (a “phantom investment election”).  An Eligible Participant may change his or her phantom investment elections in accordance with the Committee’s procedures.  Any phantom investment election shall be effective only if made in accordance with the Committee’s procedures.

Section 5.6.                                           Phantom Investment Adjustments.  The Committee shall cause the Eligible Participant’s Account to be adjusted from time to time for any earnings and losses as if it were invested in accordance with the Eligible Participant’s phantom investment elections.  Such adjustments shall be made until his or her Account is distributed in full under Article VII.

ARTICLE VI

VESTING

Section 6.1.                                           Amounts Deferred.  An Eligible Participant shall be 100% vested at all times in the Eligible Participant’s deferrals and the earnings thereon.

Section 6.2.                                           Matching Contributions.  An Eligible Employee’s Matching Contributions, and earnings thereon, shall be 100% vested at all times, unless otherwise determined by the Committee prior to crediting to the Eligible Employee’s Account.

Section 6.3.                                           Discretionary Contributions.  An Eligible Employee’s Discretionary Contributions, and earnings thereon, shall become vested as determined by the Committee and as approved by the Nominating, Compensation & Governance Committee of the Board, or the Board.

ARTICLE VII

DISTRIBUTIONS

Section 7.1.                                           Distribution Elections.

(a)                                  General.  At the same time as an Eligible Participant makes a deferral election under Article II, he or she shall elect, pursuant to Section 7.2, the time as of which contributions credited to his or her Account for such Plan Year (adjusted as provided under Article V) will be distributed and, pursuant to Section 7.3, the form in which such distribution will be made.

(b)                                 Ongoing Election.  In the absence of any contrary rule established by the Committee before the applicable Election Period, a Separation from Service distribution election shall remain in effect for contributions credited to an Account for a subsequent Plan Year (or subsequent performance period in the case of a “performance-based compensation” deferral), unless revised or revoked during the Election Period for such Plan Year or the Performance-based Election Period.  An in-service distribution election will apply only to the Plan Year or performance period with respect to which the election was made and will not apply to a subsequent Plan Year or performance period.

(c)                                  Default.  If an Eligible Participant fails to make an election as to the time or form of distribution of his or her Account (or subaccount, as applicable), his or her distribution will be made in a lump sum in the first calendar month that begins 6 months after the date of his or her Separation from Service.

Section 7.2.                                           Time of Distribution.  Distribution of an Eligible Participant’s Account (or subaccount, as applicable) may be made as a result of the Eligible Participant’s Separation from Service, death, the occurrence of a hardship due to an unforeseeable emergency, or at a specified time while the Eligible Participant is still an Employee or a Director.

(a)                                  Separation from Service.  If distribution is made as a result of the Eligible Participant’s Separation from Service, it will be made or commence in the first calendar month that begins (1) 6 months or 12 months (as selected by the Eligible Participant) after the date the Eligible Participant Separates from Service, if the Separation from Service is after Retirement Age, or (2) 6 months after the date the Eligible Employee Separates from Service, if the Separation from Service is before Retirement Age.  If distribution is to be made in annual installments, any subsequent annual installments shall be made in February of the applicable year.

(b)                                 Death.  If an Eligible Participant dies before distributions commence, distribution will be made in the first month of the calendar quarter immediately following the quarter in which his or her death occurred.  If an Eligible Participant dies after distributions have commenced pursuant to his or her Separation from Service or paragraph (c) below, the balance, if any, of his or her Account will be distributed in the first month of the calendar quarter immediately following the quarter in which his or her death occurred.

(c)                                  In-Service.  An Eligible Participant may elect that his or her subaccount for a Plan Year or performance period be distributed or commence to be distributed in February of any calendar year that begins at least 2 years after the end of the Plan Year for which the deferrals were credited to such subaccount; provided he or she is an Employee or a Director on the date of the distribution.  An Eligible Participant may revise such in-service distribution election to change the time of distribution; provided, however, that (1) the revision will not take effect until 12 months after the date it is made, (2) the revision must be made at least 12 months before the in-service distribution otherwise would commence, and (3) the in-service distribution will be deferred for at least 5 years from the date the in-service distribution would have commenced in the absence of the revision.

(d)                                 Hardship Withdrawal due to Unforeseeable Emergency.  An Eligible Participant shall have the right to request that the Committee distribute all, or a part of, his or her Account to him or to her in a lump sum if he or she experiences severe financial hardship resulting from an illness or accident of the Eligible Participant, the spouse of the Eligible Participant or a dependent (as defined in Section 152 of the Code, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) of the Eligible Participant, loss of the Eligible Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Participant (an “unforeseeable emergency”).  The Committee shall have the sole discretion to determine whether to grant an Eligible Participant’s withdrawal request under this Section 7.1(d) and the amount to distribute to the Eligible Participant; provided, however, that no distribution shall be made to an Eligible Participant under this Section 7.1(d) to the extent that such hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Eligible Participant’s assets, to the extent the liquidation of the Eligible Participant’s assets would not itself cause severe financial hardship, or (3) by a permissible cessation of deferral elections under this Plan.  The amount of any distributions from an Eligible Participant’s Account pursuant to this Section 7.1(d) shall be limited to the amount necessary to meet the unforeseeable emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  An Eligible Participant who takes a hardship withdrawal under this Section 7.1(d) will be ineligible to make deferrals under the Plan for the remainder of the Plan Year and performance period.  Distribution shall be made in the calendar month following the determination by the Committee that a hardship withdrawal will be permitted.

(e)                                  Delay of Payments Under Certain Circumstances.  Notwithstanding the provisions of paragraph (a) through (d) above, to the extent permitted by Section 409A of the Code, Oxford, in its discretion, may delay payment to a date after the payment date designated in such paragraphs under any of the following circumstances:

(1)                                  Payments that Would Jeopardize Oxford and its Subsidiaries as a Going Concern.  Payment will be delayed where the Committee determines that the making of the payment at the time specified under the Plan would jeopardize the ability of Oxford and its subsidiaries to continue as a going concern; provided that such delayed payment will be made during the first taxable year of Oxford in which the making of the payment will not have such effect.

(2)                                  Payments that Would Violate Federal Securities Laws or Other Applicable Law.  Payment will be delayed where the Committee reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law; provided that the delayed payment is made at the earliest date at which the Committee reasonably anticipates that the making of the payment will not cause such violation.

(3)                                  Payments Subject to Section 162(m).  Payment to an Eligible Participant may be delayed to the extent that Oxford reasonably anticipates that if the payment were made as scheduled, Oxford’s deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code; provided that the payment is made either during the Eligible Participant’s first taxable year in which Oxford reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) of the Code or during the period beginning with the date of the Eligible Participant’s Separation from Service and ending on the later of the last day of the taxable year of Oxford in which the Eligible Participant Separates from Service or the 15th day of the third month following the Eligible Participant’s Separation from Service; provided further that where any scheduled payment to a specific Eligible Participant in a taxable year of Oxford is delayed in accordance with this Section 7.2(e)(3), all scheduled payments to such Eligible Participant that could be delayed in accordance with this Section 7.2(e)(3) also will be delayed.

Section 7.3.                                           Distribution Forms.

(a)                                  Separation from Service After Retirement Age.  An Eligible Participant may elect that if he or she Separates from Service after Retirement Age, his or her subaccount for a Plan Year shall be distributed in a lump sum or annual installments over 2 to 15 years.  Notwithstanding anything in this paragraph (a) to the contrary, if the Eligible Participant’s Account balance following Separation from Service is less than $25,000, then the Account will be distributed in a lump sum, rather than installments.

(b)                                 Separation from Service Before Retirement Age or Death.  If an Eligible Employee Separates from Service before Retirement Age or if any Eligible Participant dies before his or her entire Account is distributed, his or her entire Account will be distributed in a lump sum, regardless of whether in-service distributions have commenced pursuant to Section 7.2(c).

(c)                                  In-Service.  An Eligible Participant may elect that an in-service distribution be paid in a lump sum or in annual installments over 2 to 5 years.  An Eligible Participant may revise such in-service distribution election to change the form of distribution; provided, however, that (1) the revision will not take effect until 12 months after the date it is made, (2) the revision must be made at least 12 months before the in-service distribution otherwise would commence, and (3) the in-service distribution will be deferred for at least 5 years from the date the in-service distribution would have commenced in the absence of the revision.  If the Eligible Participant Separates from Service before Retirement Age or dies, his or her Account will be distributed in accordance with Section 7.3(b) and not this Section 7.3(c), even if distributions had commenced under this Section 7.3(c).  However, if the Eligible Participant Separates from Service after Retirement Age, then distribution of any subaccount that had commenced under this Section 7.3(c) shall continue to be paid as scheduled, but payment of any subaccounts that had not commenced under this Section 7.3(c) shall be made in accordance with the form elected in Section 7.3(a).

(d)                                 Installments.  The amount of any installment distributable under this Section 7.3 shall be computed by multiplying the portion of the Eligible Participant’s Account (or subaccount, as applicable) to be distributed in installments by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one.

Section 7.4.                                           Beneficiary.  An Eligible Participant shall designate (on a form provided for this purpose) a person, or more than one person, as his or her Beneficiary to receive the balance credited to his or her Account in the event of his or her death.  An Eligible Participant may change his or her Beneficiary designation at any time.  If no Beneficiary designation is in effect on the date an Eligible Participant dies or if no designated Beneficiary survives the Eligible Participant, the Eligible Participant’s estate automatically shall be treated as his or her Beneficiary under this Plan.

ARTICLE VIII

NO FUNDING OBLIGATION

The obligation of the Company to make any distributions under this Plan shall be unfunded and unsecured; all distributions to, or on behalf of, an Eligible Participant under this Plan shall be made from the general assets of the Company, and any claim by an Eligible Participant or Beneficiary against the Company for any distribution under this Plan shall be treated, with respect to a Director, the same as a claim of any general and unsecured creditor of Oxford, or with respect to an Eligible Employee, the same as a claim of any general and unsecured creditor of Oxford or any other Company by whom the Eligible Employee was employed.  Notwithstanding the foregoing, Oxford may, in its discretion, establish one or more irrevocable grantor trusts for the purpose of funding all or part of the obligations under this Plan; provided, however, that the terms of any such trusts require that the assets thereof remain subject to the claims of Oxford’s and the other Company’s judgment creditors and are non-assignable and non-alienable by any Eligible Participant or Beneficiary prior to distribution thereof.

ARTICLE IX

COMPLIANCE WITH CODE SECTION 409A

Oxford intends that this Plan meet the requirements of Section 409A(a)(2), (3) and (4) of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the “Requirements”) and be operated in accordance with such Requirements so that compensation deferred under this Plan (and applicable investment earnings) shall not be included in income under Section 409A of the Code.  Any ambiguities in this Plan shall be construed to effect the intent as described in this Article IX.  If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not originally been incorporated in this Plan, as the case may be.

ARTICLE X

MISCELLANEOUS

Section 10.1.                                     Medium of Payment.  All distributions under this Plan shall be made in cash.

Section 10.2.                                     Making and Revoking Elections and Designations.  Any election or designation or revised election or designation under this Plan shall be effective only when the properly completed election or designation form is received by the Committee or its delegate before the Eligible Participant’s death, subject to the rules set forth in this Plan.

Section 10.3.                                     Statements.  Oxford or its agent shall provide periodic statements to the Eligible Participant to show his or her Account balance.

Section 10.4.                                     Claims Procedure.  Any claim for a benefit under this Plan shall be filed and resolved in accordance with the claims procedure provided under the 401(k) Plan, which procedure hereby is incorporated in this Plan by reference, except that (a) the Committee of this Plan shall be the entity with whom a claim for review should be filed under this Plan and (b) the Committee has absolute discretion to resolve any claims under this Plan.

Section 10.5.                                     Withholding.  The Company may take whatever action that the Company deems appropriate to satisfy applicable federal, state and local income tax withholding requirements that the Company determines applicable under this Plan.

Section 10.6.                                     No Liability.  No Eligible Participant and no Beneficiary of an Eligible Participant shall have the right to look to, or have any claim whatsoever against, any officer, director, employee or agent of the Company in his or her individual capacity for the distribution of any Account.

Section 10.7.                                     Nonalienation of Benefits.  No benefit or payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, levy upon or charge the same shall be void.

Section 10.8.                                     Plan Administration. The Committee shall be the administrator of this Plan, and the Committee has the exclusive responsibility and complete discretionary authority to control the operation, management and administration of this Plan, with all powers necessary to enable it properly to carry out those responsibilities, including (but not limited to) the power to construe this Plan, to determine eligibility for benefits, to settle disputed claims and to resolve all administrative, interpretive, operational, equitable and other questions that arise under this Plan.  The decisions of the Committee on all matters within the scope of its authority shall be final and binding.  To the extent a discretionary power or responsibility under this Plan is expressly assigned to a person by the Committee, that person will have complete discretionary authority to carry out that power or responsibility and that person’s decisions on all matters within the scope of that person’s authority will be final and binding.  Notwithstanding the foregoing, no Eligible Participant shall participate in any determination that relates solely or primarily to his or her own Account.

Section 10.9.                                     Construction.  This Plan shall be construed in accordance with the laws of the State of Georgia.  Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever.  All references to the singular shall include the plural and all references to the plural shall include the singular.

Section 10.10.                               No Contract of Employment.  Nothing contained in this Plan shall be construed as a contract of employment between the Company and an Eligible Participant, as a right of any Eligible Employee to be continued in the employment of the Company, as a right of any Director to remain on the Board, or as a limitation of the otherwise applicable rights of the Company to discharge an Eligible Employee with or without cause, or to cause a Director’s service on the Board to end.

Section 10.11.                               ERISA.  Oxford intends that this Plan come within the various exceptions and exemptions to ERISA for a plan maintained for a “select group of management or highly compensated employees” as described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.  Any ambiguities in this Plan shall be construed to affect the intent as described in this Section 10.11.

Section 10.12.                               Amendment and Termination.  The Nominating, Compensation & Governance Committee of the Board, or the Board, shall have the right to amend this Plan from time to time and to terminate this Plan at any time; provided, however, that (a) the balance credited to each Account immediately after any such amendment or termination shall be no less than the balance credited to such Account immediately before such amendment or termination (as adjusted for phantom investment fund performance), (b) the Nominating, Compensation & Governance Committee, or the Board, may accelerate the distribution of Account balances under this Plan upon termination to the extent permissible under Section 409A of the Code, and (c) except to conform to the requirements of Section 409A of the Code, no amendment or termination shall adversely affect an Eligible Participant’s right to the distribution of his or her Account or his or her Beneficiary’s right to the distribution of such Account.

Section 10.13.                               Pre-2005 Oxford Plan.

(a)                                  Pre-2005 Deferrals.  The Pre-2005 Oxford Plan and any liabilities thereunder were made a part of this Plan effective as of January 1, 2006.  Any amounts deferred before January 1, 2005 under the Pre-2005 Oxford Plan (as determined in accordance with Section 409A of the Code) shall be governed by the terms of the Pre-2005 Oxford Plan, which is attached to this Plan as Exhibit A.  Nothing herein is intended to give any additional benefits to or enhance the benefits of a participant in the Pre-2005 Oxford Plan and it is intended that amounts deferred under that plan (and any earnings on such amounts) are not subject to Section 409A of the Code.  There shall be no further deferrals under the terms of the Pre-2005 Oxford Plan after December 31, 2004.

(b)                                 Post-2004 and Pre-2006 Deferrals.  The Pre-2005 Oxford Plan was amended to comply with Section 409A of the Code in the form of the addendum attached to this Plan as Exhibit B with respect to amounts deferred in taxable years beginning after December 31, 2004 and before January 1, 2006.

Section 10.14.                               Tommy Bahama Plan.

(a)                                  Pre-2005 Deferrals.  The Tommy Bahama Plan and any liabilities thereunder were made a part of this Plan effective as of January 1, 2006.  Any amounts deferred before January 1, 2005 under the Tommy Bahama Plan (as determined in accordance with Section 409A of the Code) shall be governed by the terms of the Tommy Bahama Plan, which is attached to this Plan as Exhibit C.  Nothing herein is intended to give any additional benefits to or enhance the benefits of a participant in the Tommy Bahama Plan and it is intended that amounts deferred under that plan (and any earnings on such amounts) are not subject to Section 409A of the Code. There shall be no further deferrals under the terms of the Tommy Bahama Plan after December 31, 2004.

(b)                                 Post-2004 and Pre-2006 Deferrals.  The Tommy Bahama Plan was amended to comply with Section 409A of the Code in the form of the addendum attached to this Plan as Exhibit D with respect to amounts deferred in taxable years beginning after December 31, 2004 and before January 1, 2006.  Each Deferred Compensation Account maintained under the Tommy Bahama Plan for a person who was an active Employee on January 1, 2006 became fully vested as of January 1, 2006.

Section 10.15.                               Special Transition Bonus Election.  Notwithstanding any contrary provision in the Plan, the Committee was authorized in its discretion to allow an Eligible Employee to elect during 2007 (in accordance with procedures established by the Committee and in compliance with transition guidance provided under IRS Notice 2006-79) to defer up to the Maximum Deferral Percentage of any bonus attributable to a performance period beginning in 2007 that otherwise would be a short-term deferral (within the meaning of Section 409A of the Code) payable in 2007 or 2008.

IN WITNESS WHEREOF, Oxford Industries, Inc. has caused this Plan document to be executed as of this 31st day of August, 2010.

ATTEST:	OXFORD INDUSTRIES, INC.

/s/ Suraj A. Palakshappa	/s/ Thomas E. Campbell

By: Suraj A. Palakshappa, Asst. Secretary	By: Thomas E. Campbell, Vice President

EXHIBIT A

OXFORD INDUSTRIES, INC.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

OXFORD INDUSTRIES, INC.

NON-QUALIFIED DEFERRED COMPENSATION PLAN

ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1.                              Purpose.  The purpose of this Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) is to permit a select group of management and highly compensated employees of Oxford Industries, Inc. and its subsidiaries (the “Company”) to defer the receipt of income which would otherwise become payable to them.  It is intended that this Plan, by providing this deferral opportunity, will assist the Company in attracting and retaining individuals of exceptional ability.

1.2.                              Effective Date.  The Plan shall be effective as of January 1, 2001.

ARTICLE II - DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

2.1.                              Account(s).  “Account(s)” means the account or accounts maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund or assets.  The Accounts available for each Participant shall be identified as:

a)                                      Retirement Account and/or,

b)                                     Up to two In-Service Accounts.

2.2.                              Beneficiary.  “Beneficiary” means the person, persons or entity, as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant’s death.

2.3.                              Board.  “Board” means the Board of Directors of the Company.

2.4.                              Change in Control.  A “Change in Control” shall occur if:

a)                                      Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13-d under such Act) of more than fifty (50%) of the then outstanding voting stock of the Company, other than through a transaction arranged by, or consummated with the prior approval of, the Board; or

b)                                     During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

c)                                      The shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of a Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

d)                                     The shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of the Company’s assets.

2.5.                              Committee.  “Committee” means the Committee appointed by the Board to administer the Plan pursuant to Article VII.

2.6.                              Company.  “Company” means Oxford Industries, Inc., a Georgia corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate which is designated by the Board, or any successor to the business thereof.

2.7.                              Compensation.  “Compensation” means the base salary, commissions and/or bonus compensation payable to a Participant with respect to employment services performed for the Company by the Participant and Company matching contributions that would otherwise be included in “wages” for purposes of federal income tax withholding.  For purposes of this Plan, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code of 1986, as amended, (the “Code”), or pursuant to this Plan or any other non-qualified plan which permits the voluntary deferral of compensation.  Inclusion of any other forms of compensation is subject to Committee Approval.

2.8.                              Deferral Commitment.  “Deferral Commitment” means a commitment made by a Participant and accepted by the Committee to defer a portion of Compensation paid to or earned such Participant during a specified Deferral Period.  The Deferral Commitment shall apply to each payment of salary and/or bonus, as applicable, earned by or payable to a Participant for a given Deferral Period, and shall specify the Account or Accounts to which such deferrals shall be credited.  Such designation shall be made in whole percentages and shall be made in a form acceptable to the Committee.  Once made, a Deferral Commitment shall, except as otherwise provided herein, be irrevocable by the Participant for the Deferral Period to which it applies.

2.9.                              Deferral Period.  “Deferral Period” means a calendar year to which a Deferral Commitment applies.

2.10.                        Determination Date.  “Determination Date” means the last business day of each calendar month.

2.11.                        Disability.  “Disability” means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant’s duties for Company.  The Committee shall, in its sole discretion, determine the existence of Disability and may rely on such evidence of disability as it deems appropriate, including a determination of disability under the Company’s long-term disability plan or advice from a medical examiner satisfactory to the Committee.

2.12.                        Discretionary Contribution.  “Discretionary Contribution” means the Company contribution credited to a Participant’s Account(s) under Section 4.5, below.

2.13.                        Distribution Election.  “Distribution Election” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable from each Account under this Plan, as elected by the Participant.

2.14.                        Financial Hardship.  “Financial Hardship” means a severe, unexpected and unforeseeable financial hardship of the Participant resulting from a Disability of the Participant, a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, uninsured loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.  Financial Hardship shall be determined based upon such standards as are, from time to time, established by the Committee, and such determination shall be in the sole discretion of the Committee.

2.15.                        401(k) Plan.  “401(k) Plan” means the Oxford Industries, Inc. Retirement Savings Plan, or any other successor defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code and satisfies the requirements of Section 401(k) of the Code.

2.16.                        Investment Option.  “Investment Option” means one or more of the independently established funds or indices that are identified and listed by the Committee.  These Investment Options are used solely to calculate the investment gains or losses that are credited to each Participant’s Account(s) in accordance with Article IV.  The determination of the investment gains or losses attributable to the performance of each Investment Option shall be made by the Committee in its reasonable discretion.  The Committee shall select and provide a list of the various Investment Options available to the Participants with respect to this Plan; provided, that the Committee may amend such list from time to time in its sole discretion.

2.17.                        Matching Contribution.  “Matching Contribution” means the Company contribution credited to a Participant’s Account(s) under Section 4.4, below.

2.18.                        Participant.  “Participant” means any employee who is eligible pursuant to Section 3.1 to participate in this Plan and who has elected to defer Compensation under this Plan in accordance with Article III.  Such employee shall remain a Participant in this Plan for the period of deferral and until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.19.                        Plan.  “Plan” means this Oxford Industries, Inc. Non-Qualified Deferred Compensation Plan, as amended from time to time.

2.20.                        Retirement.  “Retirement” means the termination of employment with the Company of the Participant on or after attaining age 65 or on or after attaining age 55 with at least 7 Years of Service, or a termination of employment that has received the approval by the Committee as qualifying as a Retirement under this Plan.

2.21.                        Years of Service.  “Years of Service” shall have the meaning provided for such term for purposes of vesting under the 401(k) Plan, whether or not the Participant is a participant in such plan.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1.                              Eligibility and Participation.

a)                                      Eligibility.  Eligibility to participate in the Plan for a Deferral Period shall be limited to a select group of management or highly compensated employees of the Company designated by management, from time to time, and approved by the Committee.

b)                                     Participation.  An employee’s participation in the Plan for a Deferral Period shall be effective upon notification to the employee by the Committee of eligibility to participate, completion and submission of a Deferral Commitment,  Distribution Election Form and Investment Allocation Form to the Committee no later than the deadline established by the Committee, and the acceptance by the Committee of such forms.

3.2.                              Form of Deferral. A Deferral Commitment shall be made with respect to each payment of salary, commissions and/or bonus earned by or payable to a Participant during the Deferral Period, and shall designate the portion of each deferral that shall be allocated among the various Accounts.  The Participant shall set forth the amount to be deferred as a full percentage of salary, commission and/or bonus.  In addition, the Participant shall specify in a separate form (known as the “Investment Allocation Form”) filed with the Committee, the Participant’s initial allocation of the amounts deferred into each Account among the various available Investment Options.

3.3.                              Limitations on Deferral Commitments.  The maximum percentage of each payment of base salary and commissions that may be deferred during a Deferral Period shall be fifty percent (50%), and the maximum percentage of bonus compensation that may be deferred during the Deferral Period shall be one hundred percent (100%).  The Committee may set such additional limitations for a Deferral Period, as it determines in its sole discretion, once it has reviewed the participation level for such Deferral Period.

3.4.                              Commitment Limited by Termination.  If a Participant terminates employment with Company prior to the end of a Deferral Period, the Deferral Commitment in effect for such Deferral Period shall be revoked as of the date of such termination.

3.5.                              Modification of Deferral Commitment.  Except as provided in Sections 3.4 and 5.5, a Deferral Commitment for a Deferral Period shall be irrevocable by the Participant during such Deferral Period.

3.6.                              Change in Employment Status.  If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with the Employee Retirement Income Security Act of 1974, as amended, the Committee may, in its sole discretion, terminate any Deferral Commitment currently in effect, prohibit the Participant from making any future Deferral Commitments and/or distribute the Participant’s Account Balances in accordance with Article V of this Plan as if the Participant had terminated employment with the Company as of that time.

ARTICLE IV - DEFERRED COMPENSATION ACCOUNT

4.1.                              Accounts.  The Compensation deferred by a Participant under the Plan, any Matching Contributions deferred under the Plan, Discretionary Contributions and Earnings shall be credited to the Participant’s Account(s).  The Participant shall designate the portion of each deferral that will be credited to each Account as set forth in Section 3.2(a).  These Accounts shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2.                              Timing of Credits; Withholding.  A Participant’s deferred Compensation shall be credited to each Account designated by the Participant on the last business day of the month during which the compensation deferred would have otherwise been payable to the Participant.  Any Matching Contributions shall be credited to each Account on the last business day of the month during which the deferred Compensation to which the Matching Contributions relates was credited to each Account.  Any Discretionary Contributions shall be credited to the appropriate Account(s) as provided by the Committee.  Any withholding of taxes or other amounts with respect to deferred Compensation that is required by local, state or federal law shall be withheld from the Participant’s corresponding non-deferred portion of the Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in a manner specified by the Committee.

4.3.                              Investment Options.  A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Investment Options for each Account to be used for the sole purpose of determining the amount of Earnings to be credited or debited to such Account.  Such election shall designate the portion of each deferral of Compensation made into each Account that shall be allocated among the available Investment Option(s), and such election shall apply to each succeeding deferral of Compensation until such time as the Participant shall file a new election with the Committee. Upon notice to the Committee, the Participant may also reallocate the balance in each Investment Option among the other available Investment Options as of the next succeeding Determination Date, but in no event shall such re-allocation occur more frequently than monthly.

4.4.                              Matching Contributions.  The Company shall credit the portion elected by the Participant of the Company’s total Matching Contribution on behalf of the Participant to the Account designated by the Participant.

4.5.                              Discretionary Contributions.  The Company may make Discretionary Contributions to a Participant’s Account.  Discretionary Contributions shall be credited and shall become vested at such times and in such amounts as recommended by the Committee and approved by the Compensation Committee of the Board, or the Board, in its sole discretion.  Unless the Committee specifies otherwise, such Discretionary Contribution shall be allocated among the various Accounts in the same proportion as set forth in section 4.1.

4.6.                              Determination of Accounts.  Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

a)                                      New Deferrals.  Each Account shall be increased by any deferrals credited since the prior Determination Date.

b)                                     Company Contributions.  Each Account shall be increased by any Matching and/or Discretionary Contributions credited since the prior Determination Date.

c)                                      Distributions.  Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date.  Distributions shall be deemed to have been made proportionally from each of the Investment Options maintained within such Account based on the proportion that such Investment Option bears to the sum of all

Investment Options maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

d)                                     Earnings.  Each Account shall be increased or decreased by the Earnings credited to such Account since the prior Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Investment Options chosen by the Participant.

4.7.                              Vesting of Accounts.  Each Participant shall be vested in the amounts credited to such Participant’s Account and Earnings thereon as follows:

a)                                      Amounts Deferred.  A Participant shall be one hundred percent (100%) vested at all times in the Participant’s deferrals of salary, commission and/or bonus and the Earnings thereon.

b)                                     Matching Contributions.  A Participant shall be one hundred percent (100%) vested at all times in the Matching Contributions made under the Plan and the Earnings thereon.

c)                                      Discretionary Contributions.  A Participant’s Discretionary Contributions and Earnings thereon shall become vested as determined by the Committee and as approved by the Compensation Committee of the Board, or the Board.

4.8.                              Statement of Accounts.  Each Participant shall receive a statement showing the balances in the Participant’s Account on a quarterly basis.

ARTICLE V - PLAN BENEFITS

5.1.                              Retirement Account.  The vested portion of a Participant’s Retirement Account shall be distributed to the Participant upon the Participant’s termination of employment with the Company.  Benefits under this section shall be payable the January following termination of employment, but no sooner than thirty (30) days following termination.  The form of benefit payment shall be that form selected by the Participant pursuant to Section 5.6 unless the Participant terminates employment prior to Retirement, in which event, the Retirement Account shall be paid in the form of a lump sum payment unless the Committee determines, upon written request, to allow the payment to be made in the form designation on the Distribution Election Form.

5.2.                              In-Service Account. The vested portion of a Participant’s In-Service Account shall be distributed to the Participant upon the date chosen by the Participant in the Distribution Election Form, but in no event shall the date specified for commencement of payment be earlier than five (5) years from the beginning of the first Deferral Period during which the Participant elected compensation to be deferred into that Account.  The form of benefit payment shall be that form selected by the Participant pursuant to Section 5.7.  However, if the Participant terminates employment with the Company prior to the date so chosen by the Participant, the vested portion of the In-Service Account shall be added to the Retirement Account as of the date of termination of service and shall be paid in accordance with the provisions of Section 5.1.

5.3.                              Death Benefit.  Upon the death of a Participant, Company shall pay to the Participant’s Beneficiary an amount equal to the remaining unpaid and vested Account balance in each Account in the form of a lump sum payment.

5.4.                              Hardship Distributions.  Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, amend the existing Deferral Commitment, or make distributions from any or all of the Participant’s Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant’s needs resulting from the Financial Hardship plus applicable taxes, and shall not exceed the Participant’s vested Account balances.  If payment is made from any or all of the Participant’s accounts due to Financial Hardship, the Participant’s deferrals under this Plan shall cease for the remainder of the current Deferral Period and the next subsequent Deferral Period.

5.5.                              Withdrawal with Penalty.  The Participant may elect, in the sole discretion of the Participant, to withdraw from participation in this Plan, and to cause the total vested portion of the Participant’s Account balances to be distributed in accordance with this Article V as if the Participant had terminated service with the Company as of the time of such election, except that such Account balances shall be reduced by a penalty of ten percent (10%) of such Account Balances.  The Participant’s account balances, less the 10% penalty, shall be paid to the Participant or the Participant’s Beneficiary as soon as administratively practical in the form of a lump sum payment.  The Participant, or the Participant’s Beneficiary, may file such an election at any time prior to the complete payment of benefits due under this Plan.  Upon the filing of this election, any Deferral Commitment for the current Deferral Period shall be terminated and the Participant shall be prohibited from participating in this Plan for the next subsequent Deferral Period.

5.6.                              Form of Payment.  Unless otherwise specified in paragraphs 5.1, 5.2, 5.3, or 5.5, the benefits payable from any Account under this Plan shall be paid in the form of benefit as provided below, and as specified by the Participant in the Distribution Election, which election shall be irrevocable once made.  The permitted forms of benefit payments are:

a)                                      A lump sum amount which is equal to the vested Account balance;

b)                                     In the event of distributions from the Retirement Account, annual installments for a period of five (5), ten (10) or fifteen (15) years where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year.  Earnings on the unpaid balance shall be based on the most recent allocation among the available Investment Options chosen by the Participant, made in accordance with Section 4.3;

c)                                      In the event of distributions from the In-Service Account, annual installments for a period up to five (5) where the annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year.  Earnings on the unpaid balance shall be based on the most recent allocation among the available Investment Options chosen by the Participant, made in accordance with Section 4.3; and,

d)                                     Any other form of payment requested by the Participant and approved by the Committee.

5.7.                              Small Account.  Except as otherwise determined by the Committee, if the total of a Participant’s vested, unpaid Account balances as of the Participant’s Retirement is less than $25,000, the remaining unpaid, vested Account(s) shall be paid in a lump sum, notwithstanding any election by the Participant to the contrary.

5.8.                              Withholding; Payroll Taxes.  The Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law.

5.9.                              Payment to Guardian.  If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person.  The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution.  Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.10.                        Effect of Payment.  The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

ARTICLE VI - BENEFICIARY DESIGNATION

6.1.                              Beneficiary Designation.  Each Eligible Participant shall have the right, at any time, to designate one (1) or more persons or entities as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s vested Account balance.  Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.2.                              Changing Beneficiary.  Any Beneficiary designation may be changed by the filing of a new Beneficiary designation with the Committee.

6.3.                              No Beneficiary Designation.  If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the Participant’s estate.

6.4.                              Effect of Payment.  Payment to the Beneficiary shall completely discharge the Company’s obligations under this Plan.

ARTICLE VII - ADMINISTRATION

7.1.                              Committee; Duties.  This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5.  The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration.  A majority vote of the Committee members shall control any decision.  Members of the Committee may be Participants under this Plan.

7.2.                              Agents.  The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3.                              Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder and with respect to determining eligibility to participate in the Plan, whether, when and in what amount benefits are payable under the Plan, and any factual determinations shall made in the Committee’s sole discretion and shall be final, conclusive and binding upon all persons.

7.4.                              Indemnity of Committee.  The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

7.5.                              Election of Committee After Change in Control.  After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote.  If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in control.  No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE VIII - CLAIMS PROCEDURE

8.1.                              Claim.  Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2.                              Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:

a)                                      The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

b)                                     A description of any additional material or information required and an explanation of why it is necessary; and

c)                                      An explanation of the Plan’s claim review procedure.

8.3.                              Review of Claim.  Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee within sixty (60) days following such denial or lack of response.  The claim or request shall be reviewed by the Committee.

8.4.                              Final Decision.  The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of claimant’s claim or request.  If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days.  The decision shall be in writing and shall state the reasons and the relevant Plan provisions.  All decisions on review shall be made in the Committee’s sole discretion and shall be final and binding on all parties.

ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1.                              Amendment.  The Board may at any time amend the Plan by written instrument, notice of which is given to all Participants and to Beneficiaries receiving installment payments, subject to the following; provided, that no amendment shall reduce the amount accrued in any Account as of the date such notice of the amendment is given.

9.2.                              Company’s Right to Terminate.  The Board may at any time partially or completely terminate the Plan, as it determines in its sole discretion.

a)                                      Partial Termination.  The Board may partially terminate the Plan by instructing the Committee not to accept Deferral Commitments for future Deferral Periods.  If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

b)                                     Complete Termination.  The Board may completely terminate the Plan by instructing the Committee not to accept Deferral Commitments for future Deferral Periods, and by terminating all current Deferral Commitments.  In the event of complete termination, the Plan shall cease to operate and Company shall distribute each Account to the appropriate Participant.  Payment shall be made as a lump sum.

ARTICLE X - MISCELLANEOUS

10.1.                        Unfunded Plan.  This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.  Accordingly, the Board may take such actions as it, in its sole discretion, deems appropriate if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3 (2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2.                        Unsecured General Creditor.  Notwithstanding any other provision of this Plan, Participants and Participants’ Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan.  Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets.  Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3.                        Trust Fund.  Company shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits.  Although such a trust shall be irrevocable, its assets shall be held for payment of all Company’s general creditors in the event of insolvency.  To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them.  If not paid from the trust, such benefits shall remain the obligation of Company.

10.4.                        Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5.                        Not a Contract of Employment.  This Plan shall not constitute a contract of employment between Company and the Participant.  Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.6.                        Protective Provisions.  A Participant shall cooperate with Company by furnishing any and all information requested by Company in order to facilitate the payment of benefits hereunder and by taking such action as may be requested by Company.

10.7.                        Governing Law.  The provisions of this Plan shall be construed and interpreted according to the laws of the State of Georgia, except as preempted by federal law.

10.8.                        Validity.  If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9.                        Notice.  Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Mailed notice to the Committee shall be directed to the company’s primary business address.  Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in company’s records

10.10.                  Successors.  The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

OXFORD INDUSTRIES, INC.

By:
Name:	Thomas E. Campbell
Title:	Vice President

EXHIBIT B

PRE-2005 OXFORD PLAN

SPECIAL RULES APPLICABLE TO 2005 COMPENSATION

Notwithstanding any other provision of the Pre-2005 Oxford Plan to the contrary, the provisions of this Exhibit B shall supersede all inconsistent provisions of the Pre-2005 Oxford Plan with respect to amounts deferred in taxable years beginning after December 31, 2004 and before January 1, 2006 (and earnings on such amounts).  All other provisions of the Pre-2005 Oxford Plan shall apply with respect to such deferrals to the extent not inconsistent with the provisions of this Exhibit B or Section 409A of the Code, as determined by the Committee in its sole and absolute discretion.  This Exhibit B is intended to (a) satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Code for deferrals made after December 31, 2004 and before January 1, 2006 and (b) not constitute a material modification of the Pre-2005 Oxford Plan with respect to amounts deferred before January 1, 2005.

1.                                       Account(s).  A separate bookkeeping account shall be established to account for deferrals made in taxable years beginning after December 31, 2004 and before January 1, 2006 and any earnings on such deferrals.  The portion of any Account that was not fully vested on December 31, 2004 shall be treated as a deferral made in taxable years beginning after December 31, 2004.

2.                                       Participation.  A Deferral Commitment shall only apply to defer a portion of Compensation consisting of base salary, commissions and/or bonus compensation earned by a Participant during the Deferral Period.  The deadline for completion and submission of a Deferral Commitment and Distribution Election Form is December 31, 2004.

3.                                       Change in Employment Status.  The provisions of Section 3.6 of the Pre-2005 Oxford Plan shall not apply.

4.                                       Hardship Distributions.  The provisions of Sections 2.14 and 5.4 of the Pre-2005 Oxford Plan shall not apply, and Section 7.2(d) of the Plan shall apply as if incorporated in the Pre-2005 Oxford Plan.

5.                                       Distribution of Retirement Account.  In order for a termination of employment with the Company to trigger a distribution, the termination of employment must qualify as a “separation from service” within the meaning of Section 409A of the Code and the regulations thereunder.  Distribution upon termination of employment will be made in the form selected by the Participant, unless the Participant terminates employment prior to Retirement, in which case the Retirement Account shall be paid in the form of a lump sum payment, with no Committee discretion to pay in another form.  A distribution made as a result of the Participant’s separation from service (whether prior to or upon Retirement) will commence in the first calendar month that is 6 months from the date the Participant terminates employment.  “Retirement” means the separation from service with the Company of the Participant on or after attaining age 55 with at least 7 Years of Service.

6.                                       In-Service Account.  A Participant may revise an in-service distribution election to change the time of distribution; provided, however, that (1) the revision will not take effect until 12 months after the date it is made, (2) the revision must be made at least 12 months before the in-service

B-1

distribution otherwise would commence, and (3) the in-service distribution will be deferred for at least 5 years from the date the in-service distribution would have commenced in the absence of the revision.

7.                                       Death.  If distribution is made as a result of the Participant’s death under Section 5.3 of the Pre-2005 Oxford Plan, distribution will commence in the first month of the calendar quarter immediately following the quarter in which his or her death occurred.

8.                                       Withdrawal with Penalty.  The provisions of Section 5.5 of the Pre-2005 Oxford Plan shall not apply.

9.                                       Delay of Payments Under Certain Circumstances.  Section 7.2(e) of the Plan shall apply as if incorporated in the Pre-2005 Oxford Plan.

10.                                 Amendment and Complete Termination.  The provisions of Sections 9.1 and 9.2(b) of the Pre-2005 Oxford Plan shall not apply, and Section 10.12 of the Plan shall apply as if incorporated in the Pre-2005 Oxford Plan.

B-2

EXHIBIT C

VIEWPOINT INTERNATIONAL, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

NONQUALIFIED DEFERRED COMPENSATION PLAN

SECTION 1

Definitions

1.1. Affiliate. “Affiliate” means any corporation, partnership, joint venture, association or similar organization or entity that is required to be aggregated with the Company pursuant to Code Sections 414(b), (c), or (m).

1.2. Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

1.3. Company. “Company” means Viewpoint International, Inc. located at 1071 Avenue of the Americas, NY, NY 10018, employer tax identification number 13-3676108, which Company has established the Plan, as set forth herein.

1.4. Compensation. “Compensation” means (select one option):

Option 1.	☑	Total taxable salary, bonuses and commissions paid to a Participant by the Employer (determined without regard to any amounts in the Participant’s Deferred Compensation Account).

Option 2.	☐

Total taxable salary and commissions of the Participant paid or accrued by the Employer, but not including the value of any bonuses, stock options, stock appreciation rights (determined without regard to any amounts in the Participant’s Deferred Compensation Account).

Option 3.	☐	Other

1.5. Deferred Compensation Account. “Deferred Compensation Account” means the book-keeping account maintained under the Plan in the Participant’s name to reflect amounts deferred under the Plan pursuant to Section 3 (as adjusted under Section 4) and (if elected by the Company) any Employer Discretionary Contributions made on behalf of the Participant (as adjusted under Section 4).

1.6. Deferral Election. “Deferral Election” means a written notice filed by the Participant with the Employer specifying the Compensation or bonus to be deferred by the Participant.

1.7. Distribution Date. “Distribution Date” means the date a Participant terminates employment or association with the Employers for whatever reason, unless such termination of employment is for Good Cause.

1.8. Early Retirement Date. “Early Retirement Date” means (select one option):

☐ The date the Participant attains years of age.

☑ The date the Participant attains 55 years of age and has been employed by the Company or its Affiliates for at least 10 years.

1.9. Effective Date. “Effective Date” means July 20, 2001.

1.10. Employee. “Employee” means an employee of an Employer who meets the eligibility criteria set forth in Subsection 3.1 of the Plan and who is a member of a select group of management or highly compensated employees as defined under ERISA or the regulations thereunder.

1.11. Employer. “Employer” means, individually, the Company and each Affiliate of the Company that adopts the Plan in accordance with Subsection 7.1. The Company and any Affiliates that adopt the Plan are sometimes collectively referred to herein as the “Employers.”

1.12. ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

1.13. Excess Contributions. “Excess Contributions” means contributions determined to be excess contributions or excess deferrals (as such terms are defined in the regulations under Section 401(k) of the Code) for the Plan Year under a plan maintained by an Employer that is qualified under Sections 401(a) and 401(k) of the Code.

1.14. Independent Contractor. “Independent Contractor” means an individual who is not a common-law employee of an Employer but who receives payments from the Employer for services rendered.

1.15. Normal Retirement Date. “Normal Retirement Date” means (select one option):

☐ The date the Participant attains years of age.

☑ The date the Participant attains 65 years of age and has been employed by the Company or its Affiliates for at least 10 years.

1.16. Participant. “Participant” means an Employee or Independent Contractor who meets the eligibility criteria set forth in Subsection 3.1 and who has made a Deferral Election in accordance with the terms of the Plan.

1.17. Plan. “Plan” means the provisions of the Plan, as set forth herein, including the variable provisions selected and agreed to by the Company.

1.18. Plan Administrator. The “Plan Administrator” means (select one option):

☐	The Company.

☐	A committee of at least members appointed by the Company

☑	The C.F.O. (insert title) of the Company.

☐	Other

1.19. Plan Year. “Plan Year” means the calendar year. However, if the Effective Date of the Plan is other than January 1 of a year, the initial Plan Year shall be a short Plan Year, beginning on the Effective Date and ending on the following December 31.

1.20. Unforeseeable Financial Emergency. “Unforeseeable Financial Emergency” means a severe financial hardship of the Participant resulting from:

(a)	A sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

(b)	Loss of the Participant’s principal residence due to casualty; or

(c)	Such other similar extraordinary and unforeseeable circumstances resulting from events beyond the control of the Participant.

Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Plan Administrator.

1.21. Valuation Date. “Valuation Date” means (select one option):

☑ Any business day.

☐ The last day of any calendar month.

☐ The last day of any calendar quarter.

☐ The last day of the Plan Year.

☐ Other

1.22. Other Definitions. In addition to the terms defined in this Section 1, other terms are defined when first used in later Sections of this Plan.

SECTION 2

Purpose and Administration

2.1. Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Employers. The Plan is intended to be a top-hat plan described in Section 201(2) of ERISA. If elected by the Company under Subsection 3.1 of the Plan, Independent Contractors also may participate in the Plan. The Company intends that the Plan (and each Trust under the Plan (as described in Subsection 6.1)) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. An Employer’s obligations hereunder, if any, to a Participant (or to a Participant’s beneficiary) shall be unsecured and shall be a mere promise by the Employer to make payments hereunder in the future. A Participant (or the Participant’s beneficiary) shall be treated as a general unsecured creditor of the Employer.

2.2. Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall serve at the pleasure of the Company’s Board of Directors and may be removed by such Board, with or without cause. The Plan Administrator may resign upon prior written notice to the Company’s Board of Directors.

The Plan Administrator shall have the powers, rights, and duties set forth in the Plan and shall have the power, in the Plan Administrator’s sole and absolute discretion, to determine all questions arising under the Plan, including the determination of the rights of all persons with respect to the Plan and to interpret the provisions of the Plan and remedy any ambiguities, inconsistencies, or omissions Any decisions of the Plan Administrator shall be final and binding on ail persons with respect to the Plan and the benefits provided under’ the Plan. The Plan Administrator may delegate the Plan Administrator’s authority under the Plan to one or more officers or directors of the Company; provided, however, that (a) such delegation must be in writing, and (b) the officers or directors of the Company to whom the Plan Administrator is delegating authority must accept such delegation in writing.

If a Participant is serving as the Plan Administrator (either individually or as a member of a committee), the Participant may not decide or determine any matter or question concerning such Participant’s benefits under the Plan that the Participant would not have the right to decide or determine if the Participant were not serving as the Plan Administrator.

SECTION 3

Eligibility, Participation, Deferral Elections,
and Employer Contributions

3.1. Eligibility and Participation, Subject to the conditions and limitations of the Plan, the following persons are eligible to participate in the Plan (select and complete option(s)):

☑	All Employees with a rank of Manager (insert title) or above and with total earnings of at least $85,000 per Plan Year

☐	The following Employees of the Employers:

(Attach a separate sheet if necessary)

☐	The following Independent Contractors:

(Attach a separate sheet if necessary)

Any individuals specified above by an Employer may be changed by action of the Employer An Employee or Independent Contractor shall become a Participant in the Plan upon the execution and filing with the Plan Administrator of a written election to defer a portion of the Employee’s or Independent Contractor’s Compensation. A Participant shall remain a Participant until the entire balance of the Participant’s Deferred Compensation Account has been distributed.

3.2. Rules for Deferral Elections. Any person identified in Subsection 3.1 may make a Deferral Election to defer receipt of Compensation he or she otherwise would be entitled to receive for a Plan Year in accordance with the rules set forth below:

(a)

All Deferral Elections must be made in writing on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator no later than the date specified by the Plan Administrator. In no event may a Deferral Election be made later than the last day of the

Plan Year preceding the Plan Year in which the amount being deferred would otherwise be made available to the Participant. However, in the case of a Participant’s initial year of employment or association with an Employer, the Participant may make a Deferral Election with respect to compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 days after the date the Participant first becomes eligible for the Plan. Furthermore, in the case of a short initial Plan Year, each Participant may make a Deferral Election with respect to compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 days after the Effective Date.

(b)

With respect to Plan Years following the Participant’s initial Plan Year of participation in the Plan, failure to complete a subsequent Deferral Election shall constitute a waiver of the Participant’s right to elect a different amount of Compensation to be deferred for each such Plan Year and shall be considered an affirmation and ratification to continue the Participant’s existing Deferral Election. However, a Participant may, prior to the beginning of any Plan Year, elect to increase or decrease the amount of Compensation to be deferred for the next following Plan Year by filing another Deferral Election with the Plan Administrator in accordance with paragraph (a) above.

(c)

A Deferral Election in effect for a Plan Year may not be modified during the Plan Year, except that a Participant may terminate the Participant’s Deferral Election during a Plan Year in the event of an Unforeseeable Financial Emergency.

3.3. Amounts Deferred. (select one option):

Option 1. ☑ Deferral of a Percentage of Compensation plus Bonus.

Commencing on the Effective Date, a Participant may elect to defer (a) up to 100% of the Participant’s Compensation for a Plan Year and (b) up to 100% of the Participant’s bonus for a Plan Year. The amount of Compensation and bonus deferred by a Participant shall be credited to the Participant’s Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such Compensation and bonus would, but for the Participant’s Deferral Election, be payable to the Participant.

Option 2. ☐ Deferral of Bonus Only.

Commencing on the Effective Date, a Participant may elect to defer up to % of any bonus awarded to the Participant during a Plan Year. The amount of bonus deferred by a Participant shall be credited to the Participant’s Deferred Compensation Account as of the Valuation Date coincident with or immediately following such the date such bonus would, but for the Participant’s Deferral Election, be payable to the Participant.

Option 3. ☑ Deferral of Excess Contributions

Commencing on the Effective Date, a Participant may elect to defer an amount equal to the Excess Contributions payable to the Participant during a Plan Year. Such amount shall be credited to the Participant’s Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such amount would, but for the Participant’s Deferral Election, be payable to the Participant.

3.4 Employer Discretionary Contributions. If selected by the Company below, an Employer may, in its sole discretion, credit to the Deferred Compensation Account of any Participant employed by that Employer an amount determined by the Employer in its sole discretion (an “Employer Discretionary

Contribution”) for a Plan Year. Any Employer Discretionary Contribution for a Plan Year will be credited to a Participant’s Deferred Compensation Account as of the Valuation Date specified by the Employer.

(select one of the following options)

☐ No Employer Discretionary Contributions will be made under the Plan.

☑ Employer Discretionary Contributions may be made under the Plan for a Plan Year as determined by each Employer in its sole discretion.

SECTION 4

Deferred Compensation Accounts

4.1. Deferred Compensation Accounts. All amounts deferred pursuant to one or more Deferral Elections under the Plan and any Employer Discretionary Contributions shall be credited to a Participant’s Deferred Compensation Account and shall be adjusted under Subsection 4.2

4.2. Deferral Account Adjustments and Investment Options. As of each Valuation Date, the Plan Administrator shall adjust amounts in a Participant’s Deferred Compensation Account to reflect earnings (or losses) in the Investment Options (as defined in Subsection 4.4) attributable to the Participant’s Deferred Compensation Account Earnings (or losses) on amounts in a Participant’s Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue to accrue until the entire balance in the Participant’s Deferred Compensation Account has been distributed. Earnings (or losses) shall be credited to a Participant’s Deferred Compensation Account based on the realized rate of return (net of any expenses and taxes paid from the Trust) on the Investment Options attributable to the Participant’s Deferred Compensation Account.

4.3. Vesting. A Participant shall be fully vested in the amounts in the Participant’s Deferred Compensation Account attributable to the Participant’s Deferral Elections. If Employer Discretionary Contributions are made under the Plan, a Participant shall be vested in the amount in the Participant’s Deferred Compensation Account attributable to Employer Discretionary Contributions in accordance with the following (select Options 1, 2, or 3 and, if desired, Option 4. and/or Option 5):

Option 1. ☑ Five Year Vesting Schedule

Vesting for Participants will be determined by (select one):

☑ Years of Service with the Employer.

☐ Years of Participation in this Plan.

Nonforfeitable Percentage

Less than 5 years	0%
5 or more years	100%

Option 2 ☐ Seven Year Graded Vesting Schedule

Vesting for Participants will be determined by (select one):

☐ Years of Service with the Employer.

☐ Years of Participation in this Plan.

Nonforfeitable Percentage

Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years	100%

Option 3.	☐	Other vesting schedule as described below:

Option 4.	☐

Notwithstanding the foregoing vesting schedule, the balance in a Participant’s Deferred Compensation Account attributable to Employer Discretionary Contributions will be forfeited if the Participant’s employment or association with the Employer is terminated for Good Cause.

Option 5	☐

Notwithstanding the foregoing vesting schedule, the entire balance in a Participant’s Deferred Compensation Account attributable to Employer Discretionary Contributions will be fully vested upon the Participant’s Early Retirement Date.

For the purpose of determining a Participant’s vested benefit with respect to Employer Discretionary Contributions, a “Year of Service” means each twelve-month period of employment or association with the Company and the Affiliates, and a “Year of Participation” means each twelve-month period of active participation in the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in the entire balance in the Participant’s Deferred Compensation Account upon the Participant’s Normal Retirement Date, death or becoming disabled (as provided in Subsection 5.2 below), provided the date on which the Participant dies or becomes disabled occurs while the Participant is actively employed by or associated with the Employers. The portion of a Participant’s Deferred Compensation Account in which the Participant is not fully vested shall be forfeited to the Employer by the Participant.

If elected by the Company under Option 4. above, notwithstanding the vesting schedule selected in Option 1., 2., or 3. above, the balance in a Participant’s Deferred Compensation Account attributable to Employer Discretionary Contributions will be forfeited (and neither the Participant nor the Participant’s beneficiaries will have any rights thereto) if the Participant’s employment with the Employer is terminated for Good Cause. “Good Cause” means the Participant’s gross negligence, fraud, dishonesty, or willful violation of any law or significant policy of the Employer that is committed in connection with the Participant’s employment by or association with the Employer Whether a Participant has been terminated for Good Cause shall be determined by the Plan Administrator

4.4 Investment Options. The Company shall, from time to time and in its sole discretion, select one or more investment vehicles (“Investment Options”) to be made available as the measuring standards for crediting earnings or losses to each participant’s Deferred Compensation Account A Participant may select from such Investment Options in a manner established by the Company, the investment vehicle or vehicles to apply to his or her accounts and may change such selections, all in accordance with such rules as the Company may establish. Notwithstanding the foregoing, the Committee may change the method for crediting earnings or losses to each participant’s accounts as described above by written notice to each Participant (including former Participants who then have a Deferred Compensation Account which would be affected by such change), which notice shall specify the new method for crediting earnings or losses to be used under this section, the effective date of such change and the Deferred Compensation Accounts to which such new method shall apply.

SECTION 5

Payment of Benefits

5.1. Time and Method of Payment. Payment of the vested portion of a Participant’s Deferred Compensation Account shall be made as soon as practicable following the Valuation Date coincident with or next following the Participant’s Distribution Date; provided, however, that if the Company has elected a daily Valuation Date, such payment will be made as soon as practicable following the last business day of the month in which the Participant’s Distribution Date occurs. Payment of the vested portion of a Participant’s Deferred Compensation Account shall be made as follows (select one option):

Option 1.	☐	A single, lump sum payment.

Option 2.	☐	Substantially equal monthly installment payments for months.

Option 3.	☑

Substantially equal monthly installment payments for 60 months with a one-time option to receive a lump sum payment. The Participant may elect to receive a single, lump sum payment in lieu of installment payments. Such election must be made by filing a written election with the Plan Administrator at least 30 days prior to the time installment payments would otherwise begin, and such election is subject to approval by the Employer of the Participant.

5.2 Payment Upon Disability. In the event a Participant becomes disabled (as defined below) while the Participant is employed by or associated with an Employer, payment of the Participant’s Deferred Compensation Account shall be made (or shall commence) as soon as practicable after the Valuation Date coincident with or next following the date on which the Plan Administrator determines that the Participant is disabled. For purposes of this Subsection 5.2, a Participant shall be considered disabled if the Participant is unable to engage in any substantially gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months. Whether a Participant is disabled for purposes of the Plan shall be determined by the Plan Administrator, and in making such determination, the Plan Administrator may rely on the opinion of a physician (or physicians) selected by the Plan Administrator for such purpose.

5.3. Payment Upon Death of a Participant. A Participant’s Deferred Compensation Account shall be paid to the Participant’s beneficiary (designated in accordance with Subsection 5.4) in a single lump sum as soon as practicable following the Valuation Date coincident with or next following the Participant’s death.

5.4. Beneficiary. If a Participant is married on the date of the Participant’s death, the Participant’s beneficiary shall be the Participant’s spouse, unless the Participant names a beneficiary or beneficiaries (other than the Participant’s spouse) to receive the balance of the Participant’s Deferred Compensation Account in the event of the Participant’s death prior to the payment of the Participant’s entire Deferred Compensation Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrator in accordance with rules and procedures adopted by the Plan Administrator for that purpose. A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrator. The latest beneficiary designation received by the

Plan Administrator shall be controlling. If no beneficiary is named by a Participant, or if the Participant survives all of the Participant’s named beneficiaries and does not designate another beneficiary, the Participant’s Deferred Compensation Account shall be paid in the following order of precedence:

(a)	The Participant’s spouse;

(b)	The Participant’s children (including adopted children) per stripes; or

(c)	The Participant’s estate.

5.5. Unforeseeable Financial Emergency. If the Plan Administrator determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may receive in cash the portion of the balance of the Participant’s Deferred Compensation Account needed to satisfy the Unforeseeable Financial Emergency, but only if the Unforeseeable Financial Emergency may not be relieved (a) through reimbursement or compensation by insurance or otherwise or (b) by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship. A payment on account of an Unforeseeable Financial Emergency shall not be in excess of the amount needed to relieve such Unforeseeable Financial Emergency and shall be made as soon as practicable following the date on which the Plan Administrator approves such payment.

5.6. Withholding of Taxes. In connection with the Plan, the Employers shall withhold any applicable Federal, state or local income tax and any employment taxes, including Social Security taxes, at such time and in such amounts as is necessary to comply with applicable laws and regulations.

SECTION 6

Miscellaneous

6.1. Funding. Each Employer under the Plan shall establish and maintain one or more trusts (individually, a “Trust”) to hold assets to be used for payment of benefits under the Plan. The assets of the Trust with respect to benefits payable to the Participants employed by or associated with an Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the applicable Employer and shall discharge such Employer from any further liability under the Plan for such payments.

6.2. Rights. Establishment of the Plan shall not be construed to give any Employee or Independent Contractor the right to be retained by the Employers or to any benefits not specifically provided by the Plan.

6.3. Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of Subsection 5.4, no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or any other encumbrance of any kind or to any attachment, garnishment, or other legal process of any kind. Any attempt by a person (including a Participant or a Participant’s beneficiary) to anticipate, alienate, sell, transfer, assign, pledge, or otherwise encumber any benefits under the Plan, whether currently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person’s benefits under the Plan, or if by any reason of such person’s bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in the Plan Administrator’s sole discretion, may terminate the interest in any such benefits of the person otherwise entitled thereto under the Plan and may hold or apply such benefits in such manner as the Plan Administrator may deem proper.

6.4. Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts in the Deferred Compensation Account of a Participant that cannot be distributed because of the Plan Administrator’s inability, after a reasonable search, to locate a Participant or the Participant’s beneficiary, as applicable, within a period of two years after the Distribution Date upon which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Employers, if any, under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to amounts in the Participant’s Deferred Compensation Account.

6.5. Controlling Law. The law of the state New Hampshire shall be controlling in all matters relating to the Plan to the extent not preempted by Federal law.

6.6. Number. Words in the plural shall include the singular, and the singular shall include the plural.

6.7. Action by the Employers. Except as otherwise specifically provided herein, any action required of or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors or by resolution of a duly authorized committee of its Board of Directors or by action of a person or persons authorized by resolution of such Board of Directors or such committee.

6.8. Offset for Obligations to Employer. If, at such time as a Participant or a Participant’s beneficiary becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to an Employer or an Affiliate of the Employer, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Employer may offset the amount owing it or an Affiliate against the amount of benefits otherwise distributable hereunder.

6.9. No Fiduciary Relationship. Nothing contained in this Plan, and no action taken pursuant to its provisions by either the Employers or the Participants shall create, or be construed to create a fiduciary relationship between the Employer and the Participant, a designated beneficiary, other beneficiaries of the Participant, or any other person.

6.10. Claims Procedures. Any person (hereinafter referred to as a “Claimant”) who believes that he or she is being denied a benefit to which he or she may be entitled under the Plan may file a written request for such benefit with the Plan Administrator. Such written request must set forth the Claimant’s claim and must be addressed to the Plan Administrator, at the Company’s principal place of business. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety days and shall deliver a reply within ninety days. The Plan Administrator may, however, extend the reply period for an additional ninety days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall issue a written determination, using language calculated to be understood by the Claimant, setting forth:

(a)	The specific reason or reasons for such denial;

(b)	The specific reference to pertinent provisions of the Plan upon which such denial is based;

(c)	A description of any additional material or information necessary for the Claimant to perfect the Claimant’s claim and an explanation why such material or such information is necessary; and

(d)	Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and the time limits for requesting such a review.

Within sixty days after’ the receipt by the Claimant of the written determination described above, the Claimant may request in writing, that the Plan Administrator review the Plan Administrator’s determination. The request must be addressed to the Plan Administrator, at the Company’s principal place of business. The Claimant or the Claimant’s duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the Plan Administrator’s determination within such sixty day-period, the Claimant shall be barred and estopped from challenging the Plan Administrator’s determination. “Within sixty days after the Plan Administrator’s receipt of a request for review, the Plan Administrator will review the determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written determination, written in a manner calculated to be understood by the Claimant setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as practicable, but no later than one hundred twenty days after receipt of the request for review.

6.11. Notice. Any notice required or permitted to be given under the provisions of the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Employers. Notices to the Plan Administrator should be sent in care of the Company at the Company’s principal place of business. The date of such mailing shall be deemed the date of notice. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner set forth above.

SECTION 7

Employer Participation

7.1. Adoption of Plan. Any Affiliate of the Company may, with the approval of the Company, adopt the Plan by filing with the Company a resolution of its Board of Directors to that effect.

7.2. Withdrawal from the Plan by Employer. Any Employer shall have the right, at any time, upon the approval of, and under such conditions as may be provided by the Plan Administrator, to withdraw from the Plan by delivering to the Plan Administrator written notice of its election so to withdraw. Upon receipt of such notice by the Plan Administrator, the portion of the Deferred Compensation Account of Participants and beneficiaries attributable to amounts deferred while the Participants were employed by or associated with such withdrawing Employer shall be distributed from the Trust at the direction of the Plan Administrator in cash at such time or times as the Plan Administrator in the Plan Administrator’s sole discretion, may deem to be in the best interest of such Participants and their beneficiaries. To the extent the amounts held in the Trust for the benefit of such Participants and beneficiaries are not sufficient to satisfy the Employer’s obligation to such Participants and their beneficiaries accrued on account of their employment with the Employer, the remaining amount necessary to satisfy such obligation shall be an obligation of the Employer, and the other Employers shall have no further obligation to such Participants and beneficiaries with respect to such amounts.

SECTION 8

Amendment and Termination

The Company intends the Plan to be permanent, but reserves the right at any time to modify, amend or terminate the Plan; provided however, that except as provided below, any amendment or termination of the Plan shall not reduce or eliminate any balance in a Participant’s Deferred Compensation Account accrued through the date of such amendment or termination. Upon termination of the Plan, the Company may provide that notwithstanding the Participant’s Distribution Date, all Deferred Compensation Account balances will be distributed on a date selected by the Company.

SECTION 9

Change of Control

9.1. Overriding Provisions Applicable During a Restricted Period. The following provisions of this Section 9 will become effective on a Restricted Date as the result of a Change of Control and will remain in effect during the Restricted Period beginning on that date until the following related Unrestricted Date, and during the Restricted Period, will supersede any other provisions of the Plan to the extent necessary to eliminate any inconsistencies between the provisions of this Section 9 and any other provisions of the Plan, including any supplements thereto.

9.2. Suspension of Part or All of the Overriding Provisions. If a majority of the members of the Entire Board are Continuing Directors (provided such majority is equal to the same number as constituted a majority of the Entire Board immediately prior to the Change of Control), by the affirmative vote of a majority of the Entire Board and a majority of those members of the Entire Board who are Continuing Directors, all or a designated portion or portions of the following provisions of this Section 9 may be declared not applicable as to the specified transaction or event. No portion of the provisions of this Section 9 will apply to any transaction or event to the extent such portion is inconsistent with the requirements of applicable law.

9.3. Definitions. For purposes of this Section 9, the definitions set forth in Paragraphs (a) through (k) below will apply. Definitions set forth elsewhere in the Plan also will apply to the provisions set forth in this Section 9, except that where a definition set forth elsewhere in the Plan and a definition set forth in this Subsection conflict, the definition set forth in this Subsection will govern.

(a)

“Acquiring Person” will mean any Person, who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of shares of common stock of the Company constituting more than 20 percent of the common stock then outstanding.

(b)	“Affiliate” and “Associate” will have the meaning ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the “Act”).

(c)	“Beneficial Owner” will have the meaning ascribed to such term in Rule 13d-3 of the Act.

(d)	“Board of Directors” will mean the Board of Directors of the Company.

(e)

A “Change of Control” will be deemed to occur (i) upon any Person becoming an Acquiring Person if the Board of Directors has not recommended that stockholders of the Company tender or otherwise sell their common stock to such Acquiring Person; (ii) upon the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation, do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, consolidated or merged Company’s then outstanding securities; or (iii) upon a liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets.

(f)	“Continuing Director” will mean:

(i) any member of the Board of Directors immediately prior to a Change of Control, or

(ii)

any successor of a Continuing Director who is recommended or elected to succeed such Continuing Director by a majority of the Continuing Directors then in office and is neither an Acquiring Person, an Affiliate of an Acquiring Person, nor a representative or nominee of an Acquiring Person or of any such Affiliate while such person is a member of the Board of Directors.

Notwithstanding the foregoing, a successor will not be deemed to be a Continuing Director unless, immediately prior to his or her appointment or election, a majority of the members of the Entire Board were Continuing Directors (and unless such majority is equal to the same number as constituted a majority of the Entire Board immediately prior to the Change of Control).

(g)	“Person” will mean any individual, firm, corporation or other entity, and will include any “group” as that term is used in Rule 13d-5(b) of the Act.

(h)	“Restricted Date” will mean the date on which a Change of Control occurs.

(i)	“Restricted Period” will mean the period beginning on a Restricted Date and ending on the fifth anniversary of such Restricted Date.

(j)	“Unrestricted Date” will mean the last day of a Restricted Period.

(k)	“Entire Board” will mean the total number of members of the Board of Directors that there would be if there were no vacancies on such Board.

9.4. Benefits Vested on Restricted Date. Effective on a Restricted Date, the balances in the Deferred Compensation Accounts (including any contributions and investment earnings after that date) of each Participant who is a Participant in the Plan on that date will become fully vested and nonforfeitable.

9.5. Prohibition Against Amendment. During the Restricted Period, the provisions of this Section 9 may not be amended or deleted and may not be superseded by any other provision of the Plan (including the provisions of any exhibit or supplement thereto).

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers on this 23 day of July, 2001.

Viewpoint International, Inc.
(Name of Company)

By:

Its:
ATTEST:
Its:

AMENDMENT TO THE
VIEWPOINT INTERNATIONAL, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

THIS AMENDMENT to the Viewpoint International, Inc. Nonqualified Deferred Compensation Plan is adopted by Viewpoint International, Inc. (the “Company”), effective as of the date set forth herein.

W I T N E S S E T H:

WHEREAS, the Company maintains the Viewpoint International, Inc. Nonqualified Deferred Compensation Plan (the “Plan”), and such Plan is currently in effect; and

WHEREAS, the Company wishes to amend the Plan as permitted by Section 8 of the Plan.

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.               Appendix A shall be added to the Plan in the form attached hereto.

2.               This amendment shall be effective immediately upon execution.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment effective as of the dates indicated above.

VIEWPOINT INTERNATIONAL, INC.

Date:	By

Name

Title

X.15.a.1.1

APPENDIX A

SPECIAL RULES APPLICABLE TO 2003 SPECIAL CLOSING BONUSES

A1. Exclusion of Certain Bonuses. Notwithstanding any other provision of the plan to the contrary, Compensation as defined in Section 1.4 of the Plan shall not include any bonus (a “Closing Bonus”) payable to a Participant contingent on the consummation of the sale of the Company pursuant to that certain Stock Purchase Agreement dated as of April 26, 2003 by and among the Oxford Industries, Inc., the Company, and the stockholders of the Company (the “sale”) and so no deferral will be effective with respect to any such bonus except as otherwise expressly provided in this Appendix A.

A2. Special Deferral Election. Participants who are notified that they may become entitled to receive a Closing Bonus equal to or exceeding $250,000 (an “Eligible Bonus”) may make a special Deferral Election (a “Special Election”) with respect to any such Eligible Bonus in accordance with the rules set forth below:

(a)

The Special Election must be made in writing on the form prescribed by the Plan Administrator for the purpose of such Special Election and must be delivered to the Plan Administrator prior to the consummation of the Sale.

(b)	The Special Election is subject to the consummation of the Sale and the payment of an Eligible Bonus.

(c)	The Special Election shall not be valid if the actual Closing Bonus paid to the participant is than $250,000.

(d)

The Special Election is applicable solely to an Eligible Bonus and does not revoke or modify any Deferral Election otherwise in effect under the Plan with respect to a participant’s Compensation (including any other bonuses).

(e)	The Special Election is irrevocable.

A3. Special Deferral Amount. A Participant may elect to defer all or any portion (in a whole percentage or dollar amount ) of an Eligible Bonus. The amount deferred by a Participant shall be credited to the Participant’s Deferred Compensation Account at the same time and shall be adjusted under Section 4.2 in the same manner as any other bonus under the Plan but shall be accounted for separately from all other amounts credited to such Participant’s Account.

A4. Vesting in Special Deferral Amount. A Participant shall be fully vested in the Participant’s Deferred Compensation Account attributable to the Participant’s Special Election Pursuant to this Appendix A.

A5. Time and Method of Payment. Payment of a Participant’s Deferred Compensation Account attributable to the Participant’s Special Election shall be made in accordance with one of the following options elected by the Participant on the special election form provided to the Participant pursuant to Section A2 above:

(a)	A single lump sum payment made no sooner than January 1, 2005 and no later than May 3l, 2007.

(b)	Substantially equal annual installment payments commencing on any date elected by the Participant and ceasing no later than May 31, 2007.

Such election is irrevocable and may not be modified at any time for any reason.

A6. Other Plan Provisions Apply. The provisions of this Appendix A shall supercede all inconsistent provisions of the Plan, provided that all other provisions of the Plan shall apply with respect to a Participant and the Deferred Compensation Account attributable to the Participant’s Special Election made in accordance with this Appendix A to the extent not inconsistent with the provisions of this Appendix A as determined by the Plan Administrator in its sole and absolute discretion.

AMENDMENT TO THE
VIEWPOINT INTERNATIONAL, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

Pursuant to § 8 of the Viewpoint International, Inc. Executive Deferred Compensation plan (the “PLAN”), Viewpoint International, Inc. (the “Company”) hereby amends the Plan as follows:

1.

Effective as of January 1, 2005, Section 1.18 of the Plan shall be amended to read as follows:

“The Plan Administrator means a committee of at least three (3) persons appointed by the Company.”

2.

Effective as of January 1, 2005, Section 3.1 of the Plan shall be amended to read as follows:

“3.1 Eligibility and Participation. Subject to the conditions and limitations of the Plan, the following persons are eligible to participate in the Plan: Any Employee who is Employed by the Employer and who is determined by the Employer, in its sole discretion, to be both (i) a member of a select group of management or highly compensated employees and (ii) eligible to participate in the Plan. Any individuals specified by the Employer may be changed by action of the Employer. An Employee shall become a Participant in the Plan upon the execution and filing with the plan Administrator of a written election to defer a portion of the Employee’s Compensation. A participant shall remain a Participant until the entire balance of the Participant’s Deferred Compensation Account has been distributed.”

3.

Except as specifically set forth herein, the terms of the plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the date set forth below.

VIEWPOINT INTERNATIONAL, INC.

By:
Title:
Date:

EXHIBIT D

TOMMY BAHAMA PLAN

SPECIAL RULES APPLICABLE TO 2005 COMPENSATION

Notwithstanding any other provision of the Tommy Bahama Plan to the contrary, the provisions of this Exhibit D shall supersede all inconsistent provisions of the Tommy Bahama Plan with respect to amounts deferred in taxable years beginning after December 31, 2004 and before January 1, 2006 (and earnings on such amounts) and earnings in 2005 on deferrals made in taxable years before January 1, 2005.  All other provisions of the Tommy Bahama Plan shall apply with respect to such deferrals to the extent not inconsistent with the provisions of this Exhibit D or Section 409A of the Code, as determined by the Committee in its sole and absolute discretion.  This Exhibit D is intended to (a) satisfy the requirements of Section 409A(a)(2), (3) and (4) of the Code for deferrals made after December 31, 2004 and before January 1, 2006 and (b) not constitute a material modification of the Tommy Bahama Plan with respect to amounts deferred before January 1, 2005.

1.                                       Account(s).  A separate bookkeeping account shall be established to account for deferrals made in taxable years beginning after December 31, 2004 and before January 1, 2006 (and any earnings on such deferrals) and earnings in 2005 on deferrals made in taxable years before January 1, 2005.  The portion of any Deferred Compensation Account that was not fully vested on December 31, 2004 shall be treated as a deferral made in taxable years beginning after December 31, 2004.

2.                                       Deferral Elections.  In no event may a Deferral Election be made later than the last day of the Plan Year preceding the Plan Year in which the amount being deferred is earned by the Participant, except that a Deferral Election with respect to Excess Contributions payable to the Participant in 2005 may be made on or before December 31, 2004 in accordance with Q&A 21 of IRS Notice 2005-1.

3.                                       Time and Method of Payment.  In order for a termination of employment or association with the employers to qualify as a Distribution Event, the termination of employment or association must qualify as a “separation from service” within the meaning of Section 409A of the Code and the regulations thereunder.  Section 5.1 of the Tommy Bahama Plan is amended to provide that distributions shall be made in a single, lump sum payment and will commence in the first calendar month that is 6 months from the Participant’s Distribution Date.

4.                                       Disability or Death.  If distribution is made as a result of the Participant’s disability or death under Sections 5.2 or 5.3 of the Tommy Bahama Plan, distribution will commence in the first month of the calendar quarter immediately following the quarter in which his or her disability or death occurred.  A Participant shall be considered disabled if the Participant is unable to engage in any substantially gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last from a continuous period of not less than twelve months.

5.                                       Unforeseeable Financial Emergency.  The provisions of Sections 1.20, 3.2(c) and 5.5 of the Tommy Bahama Plan shall not apply, and Section 7.2(d) of the Plan shall apply as if incorporated in the Tommy Bahama Plan.

D-1

6.                                       Delay of Payments Under Certain Circumstances.  Section 7.2(e) of the Plan shall apply as if incorporated in the Tommy Bahama Plan.

7.                                       Amendment and Termination.  The provisions of Section 8 of the Tommy Bahama Plan shall not apply, and Section 10.12 of the Plan shall apply as if incorporated in the Tommy Bahama Plan.

D-2